Exhibit 99.1

CONTACTS:

Tierney Saccavino
Acorda Therapeutics
(914) 347-4300 ext. 104
tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports First Quarter 2006 Financial Results

HAWTHORNE, N.Y. May 5, 2006—Acorda Therapeutics (Nasdaq:ACOR) today announced its financial results for the quarter ended March 31, 2006.

Financial Results

For the quarter ended March 31, 2006, gross sales of Zanaflex Capsules™ (tizanidine hydrochloride) were $2.3 million and gross sales of Zanaflex® tablets were $1.6 million providing combined gross sales of $3.9 million, compared to $0 for the same quarter in 2005. Gross sales are recognized using a deferred revenue recognition model, meaning Zanaflex product shipments to wholesalers are recorded as deferred revenue and only recognized as revenue or gross sales when end-user prescriptions of Zanaflex Capsules and tablets are reported. Zanaflex Capsule shipments to wholesalers for the quarter ended March 31, 2006 were $2.5 million and Zanaflex tablet shipments were $1.3 million providing total shipments of $3.8 million, compared to $3.2 million in Zanaflex tablet shipments for the same quarter in 2005.

Net loss for the quarter ended March 31, 2006 was $44.1 million or $4.05 per share, compared to a net loss of $13.4 million or $67.65 per share for the same quarter in 2005. The net loss in the quarter ended March 31, 2006 included $37.2 million in non-cash charges associated with the remaining unamortized portion of beneficial conversion charges and issuance costs and reversal of accrued preferred dividends recorded as a result of our initial public offering.

As of March 31, 2006, the Company held cash, cash equivalents and short-term investments of $30.0 million.

“We’re pleased with the substantial growth in sales during the first quarter, during which we expanded the sales force and strengthened the Company’s commercial infrastructure,” stated Ron Cohen, M.D., President and CEO. “We also announced the completion of enrollment for our Phase 3 clinical trial of Fampridine-SR in multiple sclerosis and had encouraging results from an additional analysis of leg strength data from the previous Phase 2 study.”

Zanaflex Capsules Highlights

•                  In March 2006, Acorda initiated a primary care pilot program with Innovex, using six part-time representatives making exclusive calls for Zanaflex Capsules. These sales representatives have now been trained and are currently calling on high prescribing primary care physicians.

Fampridine-SR Highlights

•                  On March 3, 2006 Acorda announced the completion of enrollment of its Phase 3 clinical trial of Fampridine-SR in multiple sclerosis (MS). The study, which is based on a Special Protocol Assessment (SPA) from the Food and Drug Administration (FDA), is evaluating the safety and efficacy of Fampridine-SR in improving walking ability in people with MS. Based on enrollment, the trial is powered at greater than 90% for the demonstration of efficacy.

•                  On April 17, 2006 Acorda disclosed a new evaluation of leg strength data from the 2004 MS-F202 Phase 2 clinical study of Fampridine-SR. The Fampridine-SR Timed-Walk responder group and the non-responder group both showed significant improvement in leg strength compared to the placebo group (p < 0.001 for each group). These data suggest that Fampridine-SR may also have benefits for patients who do not experience a consistent improvement in walking speed with treatment.

Conference Call and Webcast

Ron Cohen, President and Chief Executive Officer, David Lawrence, Chief Financial Officer, and Mary Fisher, Chief Operating Officer will host a conference call today at 8:30 am Eastern Time to review the Company’s first quarter 2006 results. To access the call, please dial 800-599-9795 (domestic) or 617-786-2905 (international) five minutes prior to the start time, and provide the access code 58128848. A replay of the call will be available from 10:30 a.m. Eastern Time on May 5, 2006 until 11:59 p.m. Eastern Time on June 5, 2006. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the access code 73965243. A live audio webcast of the call can also be accessed from the Company’s website, at http://www.acorda.com, for the next 30 days.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Zanaflex Capsules , the risk of unfavorable results from the Phase 3 clinical trial of Fampridine SR, delays in obtaining or failure to obtain FDA approval of Fampridine SR, competition, the ability to obtain additional financing to support Acorda Therapeutics’ operations, unfavorable results from its preclinical programs, and failure to protect its intellectual property or to defend against the intellectual property claims of others. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for SCI, MS and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules™ (tizanidine hydrochloride), a short-acting drug indicated for the management of spasticity. For full prescribing information, please go to www.zanaflexcapsules.com. Acorda’s lead clinical-stage product is Fampridine-SR, which is in a Phase 3 clinical trial for MS. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Financial Information

Acorda Therapeutics, Inc
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Gross sales—Zanaflex	$3,874	$—
Less: discounts and allowances	(196)	(140)
Net sales	3,678	(140)
Grant revenue	122	25
Total net revenue	3,800	(115)
Less: cost of sales	(1,041)	(481)
Gross profit	2,759	(596)

Operating expenses:
Research and development	3,277	2,103
Sales and marketing	4,562	2,302
General and administrative	2,278	2,112
Total operating expenses	10,117	6,517
Operating loss	(7,358)	(7,113)

Other income (expense):
Interest and amortization of debt discount expense	(304)	(149)
Interest income	262	110
Other income	2	—
	(40)	(39)
Cumulative effect of change in accounting principle	454	—
Net loss	(6,944)	(7,152)
Beneficial conversion feature, accretion of issuance costs, preferred dividends, and fair value of warrants issued to convertible preferred stockholders	(37,168)	(6,212)
Net profit (loss) allocable to common shareholders	$(44,112)	$(13,364)

Net loss per share allocable to common stockholders—basic and diluted	$(4.05)	$(67.65)

Weighted average common shares outstanding used in computing net loss per share allocable to common stockholders—basic and diluted	10,879	198

Acorda Therapeutics, Inc
Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$25,961	$11,761
Short-term investments	3,990	2,001
Finished goods inventory held by the Company	5,208	5,587
Property and equipment, net	1,577	1,707
Intangible assets, net	5,768	5,952
Total assets	$49,553	$33,912

Liabilities and stockholders’ equity (deficit)
Accounts payable, accrued expenses and other liabilities	$4,808	$14,060
Deferred product revenue	16,516	16,736
Total current liabilities	26,554	35,858
Long term liabilities	23,282	23,377
Stockholders deficit	(283)	(116,536)
Total Liabilities and Stockholders deficit	$49,553	$33,912